6/30/2004 AST NSAR Filing
Response to Question 77.C)

        ALLMERICA SECURITIES TRUST
             OTHER INFORMATION

SHAREHOLDER  VOTING  RESULTS:  (UNAUDITED)

     The annual meeting of the Trust's  shareholders  was held on April 21, 2004 at which  shareholders  approved one proposal.  The voting  results were as follows:
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

Proposal                     To elect as Trustees the following nine nominees, each to serve until the next Annual
                             Meeting of Shareholders and until his or her successor is duly elected and qualified.

                                                                      Shares            Shares
                                                                       For             Withheld           Total
P. Kevin Condron:            Number of Votes Cast:                     6,547,226           331,191         6,878,417
                             Percentage of Votes Cast:                    95.19%             4.81%           100.00%

Jocelyn S. Davis:            Number of Votes Cast:                     6,536,556           341,861         6,878,417
                             Percentage of Votes Cast:                    95.03%             4.97%           100.00%

Cynthia A. Hargadon:         Number of Votes Cast:                     6,546,876           331,541         6,878,417
                             Percentage of Votes Cast:                    95.18%             4.82%           100.00%

T. Britton Harris, IV:       Number of Votes Cast:                     6,538,329           340,088         6,878,417
                             Percentage of Votes Cast:                    95.06%             4.94%           100.00%

Gordon Holmes:               Number of Votes Cast:                     6,548,141           330,276         6,878,417
                             Percentage of Votes Cast:                    95.20%             4.80%           100.00%

John P. Kavanaugh:           Number of Votes Cast:                     6,546,451           331,966         6,878,417
                             Percentage of Votes Cast:                    95.17%             4.83%           100.00%

Attiat F. Ott:               Number of Votes Cast:                     6,543,798           334,619         6,878,417
                             Percentage of Votes Cast:                    95.14%             4.86%           100.00%

Edward J. Parry III:         Number of Votes Cast:                     6,543,524           334,893         6,878,417
                             Percentage of Votes Cast:                    95.13%             4.87%           100.00%

Ranne P. Warner:             Number of Votes Cast:                     6,539,628           338,789         6,878,417
                             Percentage of Votes Cast:                    95.07%             4.93%           100.00%

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